SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          LightPath Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                          LIGHTPATH TECHNOLOGIES, INC.

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Dear Shareholders:

     You are cordially invited to attend the annual meeting of the shareholders of LightPath Technologies, Inc., which will be held at the Crowne Plaza Pyramid, 5151 San Francisco Road, N.E., Albuquerque, New Mexico, 87109, on Wednesday, October 17, 2001 at 11:00 a.m. M.S.T.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you plan on attending the meeting you will need a ticket. Please contact Bobbie Grimmett at 505-342-1100 extension 1600 to obtain your ticket number. Whether of not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the postage-paid envelope. If you can attend the annual meeting, you will of course have the opportunity to vote in person.

                                   Sincerely,

                                   Robert Ripp
                                   Chairman of the Board

                          LIGHTPATH TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

     The annual meeting of the shareholders of LightPath Technologies, Inc. will be held at Crowne Plaza Pyramid, 5151 San Francisco Road., N.E., Albuquerque, New Mexico, 87109 on Wednesday, October 17, 2001 at 11:00 a.m. M.S.T. for the following purposes:

     1.   To elect directors; and

     2.   To ratify the appointment of independent auditors.

     Only shareholders of record at the close of business on September 17, 2001 are entitled to notice of, and to vote at, this meeting.

                                   By Order of the Board of Directors.

                                   Donald Lawson
                                   Chief Executive Officer

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 17, 2001

                          LIGHTPATH TECHNOLOGIES, INC.
                                 3819 OSUNA N.E.
                              ALBUQUERQUE, NM 87109

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     This Proxy  Statement,  which was first mailed to  shareholders on or about
September 10, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of LightPath Technologies, Inc. (the "Company"), to be voted at the annual meeting of shareholders which will be held on October 17, 2001, at the Crowne Plaza Pyramid, 5151 San Francisco Road., N.E., Albuquerque, New Mexico, 87109 on Wednesday, October 17, 2001 at 11:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If you plan on attending the meeting you will need a ticket. Please contact Bobbie Grimmett at 505-342-1100 extension 1600 to obtain your ticket number. Holders of Class A Common Stock who wish to vote at the meeting by proxy should complete and return the enclosed proxy card in the postage-paid envelope. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). In order to vote their shares in person at the meeting, shareholders that own their shares in "street name" must obtain a special proxy card from their broker.

                       SOLICITATION AND VOTING OF PROXIES

     Only shareholders of record at the close of business on September 17, 2001, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were approximately 19,371,167 shares of $.01 par value Class A Common Stock of the Company outstanding and each shareholder of record is entitled to one vote for each share of Common Stock registered in his, her or its name.

     Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. The cost of soliciting proxies will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting, Proxies may be solicited by our officers and directors personally or by telephone or facsimile, without additional compensation. We may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

     Our Board of Directors does not know of any matters other than the election of directors and the ratification of independent auditors that are expected to be presented for consideration at the annual meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

        PROPOSAL NO. 1 - ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     Our Board of Directors currently consists of seven members. Our Board is divided into classes serving staggered three year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for two Class I Directors will expire at the 2001 annual meeting. Directors elected at the 2001 annual meeting will hold office until the 2004 annual meeting or until the election and qualification of his or her respective successor. Information regarding the business experience of each nominee director is provided below. In addition, the Company filled a vacant Class II Board seat in July 2001 and has included the nominee director for election. A remaining board seat is vacant at this time. The three (3) nominees receiving a plurality of votes by shares represented and entitled to vote at the annual meeting, if a quorum is present, will be elected as directors of the Company. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ROBERT RIPP AND ROBERT BRUGGEWORTH AS CLASS I DIRECTORS, AND DR.
STEVE BRUECK AS A CLASS II DIRECTOR TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2004 AND 2003, RESPECTIVELY. THE BOARD OF DIRECTORS INTENDS TO VOTE ITS PROXIES FOR THE ELECTION OF SUCH NOMINEES.

ELECTION OF CLASS I DIRECTORS - TERMS EXPIRING IN 2004

ROBERT RIPP (age 60) has served as Chairman of the Company since November 11, 1999. Mr. Ripp was Chairman and CEO of AMP Inc. from August 1998 until April 1999 when AMP was sold to TYCO, International Ltd. Mr. Ripp held various executive positions at AMP from 1994 to August 1999. Mr. Ripp spent 29 years with IBM of Armonk, NY. He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer and he retired from IBM in 1993. Mr. Ripp represents the Company as a member of the LightChip, Inc. (an affiliate) board of directors. Mr. Ripp graduated from Iona College in 1963 and in 1967 received his M.B.A. from New York University. Mr. Ripp is currently on the board of directors of Ace, Ltd. and A.J. Gallagher both of which are listed on the New York Stock Exchange.

ROBERT BRUGGEWORTH (age 40) has served as a Director of LightPath since May 2001. Mr. Bruggeworth is Vice President, Wireless Products, for RF Micro Devices who he joined in 1999. From 1983 until 1999 he held various positions with AMP Incorporated, Harrisburg, PA. When he left AMP he was a Divisional Vice President, Computer and Consumer Electronics, Hong Kong. Mr. Bruggeworth is a 1983 graduate of Wilkes University with a B.S. in Electrical Engineering.

ELECTION OF CLASS II DIRECTOR - TERM EXPIRING IN 2003

DR. STEVE BRUECK (age 56) has served as a Director of LightPath since July 2001. Dr. Brueck is the Director of the Center for High Technology Materials (CHTM) and Professor of Electrical and Computer Engineering and Professor of Physics at the University of New Mexico in Albuquerque, New Mexico which he joined in 1985. Dr. Brueck has led the organization to become an established, internationally recognized center for optoelectronics and microelectronics research. He is a 1965 graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of Massachusetts Institute of Technology where he received his Master of Science degree in Electrical Engineering in 1967 and Doctorate of Philosophy in Electrical Engineering in 1971. Dr. Brueck is a fellow of both the OSA and the IEEE.

CONTINUING DIRECTORS

The remaining directors are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with our bylaws. Information regarding the business experience of each director is provided below.

CLASS II DIRECTORS - TERM EXPIRING IN 2003

JAMES L. ADLER, JR. (age 73) has served as a Director of the Company since October 1997. Since 1989 he has been a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which has acted as general counsel to the Company since February 1996. Mr. Adler was formerly a partner of Greenbaum, Wolff & Ernst, New York City, and of Storey & Ross, Phoenix, until the merger of the latter firm with Squire, Sanders & Dempsey L.L.P. in 1989. Mr. Adler is a corporate, securities, energy, and international lawyer. From 1998-1999, Mr. Adler served as President of the Arizona Business Leadership Association. He is a member of the Arizona District Export Council and a Trustee of the Phoenix Committee on Foreign Relations. In March 1999, Mr. Adler was appointed by the government of Japan to a five year term as Honorary Consul General of Japan at Phoenix. He has previously served as Chairman of the International Law Section of the Arizona State Bar Association and, by gubernatorial appointments, as a Member of the Investment Committee of the Arizona State Retirement System and a Member and Chairman of the Investment Committee of the State Compensation Fund. Mr. Adler graduated from Carleton College, magna cum laude, and from Yale Law School in 1952. He is a member of the Arizona and New York State Bars.

CLASS III DIRECTORS - TERMS EXPIRING IN 2002

LOUIS LEEBURG, (age 47) has served as a Director of the Company since May 1996. Mr. Leeburg is a self-employed business consultant. From December 1988 until August 1993 he was the Vice President, Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a B.S. in accounting from Arizona State University. Mr. Leeburg is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and the John E. Fetzer ILM Trust Fund.

DONALD E. LAWSON (age 49) has served as a Director of the Company and has been CEO since April 1998, President since October 1997. He previously held the position of Executive Vice President from May 1995 until April 1998, Chief Operating Officer from June 1995 until March 2001 and Treasurer from September 1995 until July 2000. From 1991 to 1995, Mr. Lawson served as Vice President, Operations for Lukens Medical Corporation, a medical device manufacturer. From 1980 to 1990, Mr. Lawson served in various capacities, including Production Superintendent, for Ethicon, Inc., a division of Johnson & Johnson and a manufacturer of medical products. Mr. Lawson received a B.B.A. degree in Finance from Texas A & M University.

The information regarding our executive officers is set forth in Part III, of our Form 10-KSB to be filed with the Securities and Exchange Commission and is incorporated herein by reference.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. The Board of Directors does not have a standing nominating committee. The entire Board of Directors held eight meetings, including telephonic meetings, during fiscal 2001. All the Directors attended all of the meetings of the Board of Directors and all of the meetings held by committees of the Board on which he or she served, with the exception of Ms. Danziger who has attended less than 75% of the meetings due to illness.

     During fiscal 2001, the Audit Committee, which consists of Louis Leeburg, James L. Adler Jr. and Robert Bruggeworth, met twice, with management and our independent accountants to discuss the annual report and financial statements of the Company, and the effectiveness of the Company's financial and accounting functions and organization. The Audit Committee is comprised of independent members as defined under National Association of Securities Dealers listing standards.

     The Compensation Committee, which consists of Robert Ripp and James L. Adler, Jr., met three times during fiscal 2001. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and also administers the Omnibus Incentive Plan, pursuant to which incentive awards, including stock options, are granted to officers, and key employees of the Company.

     The Finance Committee which consists of Robert Ripp, James L. Adler, Jr., Louis Leeburg and Donald Lawson, met two times during fiscal 2001. The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to our significant financial policies.

     All current committee members are expected to be nominated for reelection at a Board meeting to be held following the annual meeting.

               REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is responsible for, among other things, reviewing and discussing the audited financial statements with management, discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, recommending to the Board of

Directors that the Company include the audited financials in its Annual Report on Form 10-KSB and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities. At the recommendation of the Audit Committee, the Board of Directors approved a charter for the Audit Committee on November 14, 2000. A copy of such charter is included in this proxy material as Appendix A.

REVIEW OF AUDITED FINANCIAL STATEMENTS

     The Audit Committee has reviewed the Company's financial statements for the fiscal year ended June 30, 2001, as audited by KPMG LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statements of Auditing Standards 61 and 90. Furthermore, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

RECOMMENDATION

     Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2001, be filed with the Company's annual report on Form 10-KSB.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's financial statements for the fiscal year ended June 30, 2001, and the review of the Company's financial statements included in its Forms 10-QSB for such fiscal year were $92,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal year ended June 30, 2001.

ALL OTHER FEES

     The Company also paid fees to KPMG LLP totaling $35,000 for non-audit services rendered to the Company, such as tax consulting. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

     The Audit Committee has considered whether the services provided by KPMG LLP as disclosed under the foregoing sections captioned "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with the independence of KPMG LLP as the Company's principal accountant.

DIRECTORS' COMPENSATION

     During fiscal 2001, non-employee Directors were compensated for their services in cash ($1,500 per meeting and $750 per committee meeting) and through the grant of options to acquire shares of Class A Common Stock as provided by the Directors Stock Option Plan (the "Plan"). Upon appointment to the Board of Directors, each director received a nonqualified stock option to purchase 20,000 shares of Class A Common Stock which vest ratably over the year, at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. Annually each director will receive a nonqualified stock option to purchase 4,000 shares of Class A Common Stock which vest ratably over the year.

     All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and Committees thereof. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of August 1, 2001, the number and percentage of outstanding shares of the Company's Class A Common Stock, owned by
(i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A Common Stock of the Company taken together, (ii) each director, (iii) each of the Named Officers identified in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of August 1, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by the executive officer, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

NAME AND ADDRESS OF                                 NUMBER OF            PERCENT
BENEFICIAL OWNER (1)                                SHARES (2)            OWNED
--------------------                                ----------            -----
Robert Ripp                                       1,851,622  (3)           9.6%
Leslie A. Danziger                                  227,603  (4)           1.2%
Donald E. Lawson                                    249,250  (5)           1.3%
James L. Adler, Jr.                                  40,176  (6)             *
Dr. Steve Brueck                                      6,667  (7)             *
Robert Bruggeworth                                   10,000  (8)             *
Louis Leeburg                                       115,448  (9)             *
Dennis Yost                                          50,000 (10)             *
Robert Cullen                                       214,279                1.1%
Mark Fitch                                           12,500 (11)             *
Donna Bogue                                          18,750 (12)             *
Stephen Barna                                        10,000 (13)             *
Kern Capital Mgt. LLC                             2,260,300 (14)          11.7%
All executive officers and Directors
 as a group (12 persons)                          2,806,295               14.5%

----------
*    Less than one percent.

1. Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all Directors and Officers is care of LightPath Technologies, Inc., 3819 Osuna N.E., Albuquerque, New Mexico, 87109.
2. Includes shares underlying options which are exercisable on August 1, 2001 or within 60 days thereafter.
3. Includes 1,507,872 shares underlying options and 281,250 shares underlying warrants of which 120,000 are held in trusts for children and as to which Mr. Ripp disclaims beneficial ownership.
4. Includes 187,153 shares underlying options and Class A shares held by Ms. Danziger's spouse. Ms. Danziger retired as a director of the Company in May 2001.
5.   Includes 199,250 shares underlying options.
6.   Includes 40,176 shares underlying options.
7.   Includes 6,667 shares underlying options.
8.   Includes 10,000 shares underlying options.
9. Includes 51,176 shares underlying options held by Mr. Leeburg and 50,454 Class A shares held directly and indirectly by Mr. Leeburg's brother.
10.  Includes 50,000 shares underlying options.
11.  Includes 12,500 shares underlying options.
12.  Includes 18,750 shares underlying options.
13.  Includes 10,000 shares underlying options.
14. The address of Kern Capital Management LLC is 114 West 47th Street, New York, NY, 10036.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2001, 2000 and 1999 to the Company's Chief Executive Officer and the only other executive officer of the Company whose salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                        -------------------------   ----------------------------------------
                                                                                  SHARES OF      RESTRICTED
                                                                     CLASS A      RESTRICTED        STOCK
  NAME AND POSITION           YEAR        SALARY            BONUS    OPTIONS      STOCK (24)     AWARDS (24)
  -----------------           ----        ------            -----   --------      ----------     -----------
Donald E. Lawson            FY 2001     $225,000         $33,750     55,000 (3)     17,842         $450,000
CEO and President           FY 2000      166,330 (1)      75,000    100,000 (4)
                            FY 1999      141,333 (2)           0     50,000 (5)

Dennis Yost                 FY 2001     $ 42,608 (6)     $50,000    200,000 (7)         --               --
Exec. VP, COO

Robert Cullen               FY 2001     $146,538 (8)     $43,200     20,000 (10)     4,758         $120,000
Exec. VP, President,        FY 2000       25,385 (9)           0         --
Horizon Photonics, Inc.

Mark Fitch                  FY 2001     $130,000         $10,400     16,000 (13)     5,155         $130,000
Senior Vice President       FY 2000      121,250 (11)     34,600     60,000 (14)
                            FY 1999      101,000 (12)          0     30,000 (15)

Donna Bogue                 FY 2001     $130,000         $15,600     16,000 (18)     5,155         $130,000
Senior VP, CFO              FY 2000       90,750 (16)     34,600     25,000 (19)
                            FY 1999       78,750 (17)          0     30,000 (15)

Stephen Barna               FY 2001     $129,000 (20)    $ 8,480     21,600 (22)     5,234         $132,000
Vice President -            FY 2000       60,000 (21)     32,000     40,000 (23)
  Sales & Marketing

----------
(1) Base salary was increased to $225,000 on April 1, 2000. Mr. Lawson purchased Company Class A stock at fair market value through a payroll deduction in the first quarter for a total of $8,800.
(2) Base salary was increased to $160,000 on March 1, 1999. Mr. Lawson purchased Company Class A stock at fair market value through a payroll deduction on a quarterly basis for a total of $12,560.
(3) Option to purchase 55,000 Class A shares, which vest ratably from January 2002 to January 2005.
(4) Options to purchase 100,000 Class A shares, which vest ratably from April 2001 to April 2005.
(5)  Options  to  purchase   50,000  Class  A  shares,   which  are  immediately
     exercisable.
(6) Mr. Yost was hired in February 2001 with a base salary of $200,000. Mr. Yost received a promissory note for $50,000 which is payable April 2003 and accrues interest at 6%.
(7) Options to purchase 200,000 Class A shares, which 50,000 shares are immediately exercisable and the balance which vest ratably from February 2002 to February 2005.
(8)  Base salary was increased to $180,000 in January 2001.
(9)  Mr. Cullen was hired in April 2000 with a base salary of $120,000.
(10) Option to purchase 20,000 Class A shares, which vest ratably from January 2002 to January 2005.
(11) Base salary was increased to $130,000 in February 2000.
(12) Base salary was increased to $115,000 in March 1999.
(13) Option to purchase 16,000 Class A shares, which vest ratably from January 2002 to January 2005.
(14) Options to purchase 60,000 Class A shares, which vest as follows: 15,000 shares annually from October 2000 until April 2004.
(15) Options to purchase 30,000 Class A shares, which vest ratably from September 1999 until September 2002.
(16) Base salary was increased to $130,000 in July 2000.
(17) Base salary was increased to $90,750 in January 2000 from $82,500.
(18) Option to purchase 16,000 Class A shares, which vest ratably from January 2002 to January 2005.
(19) Options to purchase 25,000 Class A shares, which vest ratably from April 2001 until April 2004.
(20) Base salary was increased to $132,000 in October 2000.
(21) Mr. Barna was hired in December 1999 with a base salary of $120,000.
(22) Option to purchase 16,000 Class A shares, which vest ratably from January 2002 to January 2005, option to purchase 5,600 Class A shares, which vest ratably from November 2001 to November 2004.
(23) Option to purchase 40,000 Class A shares, which vest ratably from December 2000 to December 2003.
(24) Restriced Stock Awards cliff vest, with continued employment, in five years, November 2005.

     The following table sets forth information regarding Options granted to each of the Named Officers during the fiscal year ended June 30, 2001:

                              OPTION GRANTS FOR THE
                            YEAR ENDED JUNE 30, 2001

                        NUMBER OF
                        SECURITIES
                        UNDERLYING        % OF TOTAL
                         OPTIONS        OPTIONS GRANTED     EXERCISE PRICE
NAME                   GRANTED (1)       TO EMPLOYEES         PER SHARE       EXPIRATION DATE
----                   -----------       ------------         ---------       ---------------
Donald E. Lawson        55,000 (2)           3.8%              $11.63          January 2011
Dennis Yost            200,000 (3)          13.7%              $19.00          February 2011
Robert Cullen           20,000 (2)           1.4%              $11.63          January 2011
Mark Fitch              16,000 (2)           1.1%              $11.63          January 2011
Donna Bogue             16,000 (2)           1.1%              $11.63          January 2011
Stephen Barna           16,000 (2)           1.1%              $11.63          January 2011
Stephen Barna            5,600 (2)           0.4%              $25.22          November 2010

----------
(1) Each option entitles the holder to purchase the indicated number of shares of Class A Common Stock and has a ten year life.
(2) The option vests ratably over four years from January 2002 through January 2005 or November 2001 through November 2004.
(3) Mr. Yost's stock options vested 50,000 shares immediately and 37,500 annually over four years February 2003 through February 2006.

     The following table sets forth information regarding options exercised by each of the Named Officers during the fiscal year ended June 30, 2001 and the value of options held by each of the Named Officers at the fiscal year end.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END VALUES



                                                      # OF SECURITIES              VALUE OF UNEXERCISED
                     SHARES                        UNDERLYING UNEXERCISED              IN-THE-MONEY
                   ACQUIRED ON      VALUE            OPTIONS AT FY END              OPTIONS AT FY END
NAME               EXERCISE (1)   REALIZED (2)   EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
----               ------------   ------------   ---------------------------   ---------------------------
Donald E. Lawson      29,500      $1,306,605         199,250 / 154,092                 $346,872 / $0
Dennis Yost               --              --          50,000 / 150,000                       $0 / $0
Robert Cullen             --              --                0 / 24,758                       $0 / $0
Mark Fitch            30,000      $  203,278            5,000 / 93,655            $24,500 / $122,500
Donna Bogue           13,000      $  464,753            8,750 / 72,405             $13,886 / $91,504
Stephen Barna             --              --           10,000 / 56,834                       $0 / $0

----------
(1) Value shown relate solely to unexercised options to purchase Class A Common Stock and assumes a fiscal year end value of $8.90 per share of Class A Common Stock, based on the Nasdaq National Market closing price for the Class A Common Stock on June 30, 2001.
(2) Had the shares exercised been sold immediately upon exercise, the individuals would have realized the gain shown.

EMPLOYMENT AGREEMENTS

     The Company has executed three-year employment agreements, with the following officers: Donald Lawson, Robert Cullen, Mark Fitch and Donna Bogue, which expire from March 2002 through July 2003. These agreements provide for an aggregate annual base salary of $725,000 during fiscal 2002 for these four named individuals. In the event the Company terminates the executive's employment during the term of the agreement without cause, or in the event the executive terminates the agreement for "good reason", the executive is entitled to (i) continue to receive salary until the earlier of obtaining comparable employment with another company or, the lapse of one year with respect to Mr. Lawson, and Mr. Cullen and six months with respect to Mr. Fitch and Ms. Bogue, (ii) continue to receive benefits until the earlier of obtaining comparable employment with another company or the corresponding periods stated in (i) above, (iii) immediate vesting of all unvested stock options, and (iv) receive a lump sum payment equal to the average of the annual bonuses paid to the executive during the previous three fiscal years. The Agreement defines "cause" to mean termination due to felony conviction, willful disclosure of confidential information or willful failure to perform the executive's duties. In addition, if the termination without cause occurs after a change in control of the Company, the executive shall also receive a lump sum severance payment equal to
2.99 times the executive's annual compensation, including bonuses. The Agreement defines "change in control" as an acquisition of 40% of the Company's combined voting power by any party, a change in the majority of the Directors over a two-year period (unless supported by the incumbent Directors), a reorganization or other business combination resulting in the present stockholders of the
Company no longer owning more than 50% of the combined voting power of the Company, a sale of substantially all of the assets of the Company or other similar transactions. The employment agreements reaffirm the executives' agreements pursuant to previously executed confidential information and invention agreements to, among other things, not compete with the Company for a period of two years following termination of employment and to assign any inventions, patents and other proprietary rights to the Company. Any controversies regarding the employment agreements are to be settled by binding arbitration.

                              CERTAIN TRANSACTIONS

     During the fiscal years ended June 30, 2001 and 2000 the law firm in which James L. Adler, Jr. is a partner, Squire Sanders & Dempsey L.L.P., provided legal services to the Company for which the Company was billed approximately $405,000 and $425,000, respectively. Mr. Adler does not beneficially own more than 1% of the Company's outstanding common stock.

     In August 2000, the Company purchased $7.2 million of convertible preferred stock of LightChip, Inc. ("LightChip") as part of a $60 million private placement by LightChip. The investor group consisted of a small number of institutional, corporate and individual accredited investors. Certain of the Company's directors and officers participated in this private placement in their individual capacities and invested an aggregate of $1 million on the same economic terms as the other investors (including the Company). These directors and officers were permitted to participate in the private placement only after other investors declined to participate in the offering and the Company's pro-rata interest was fully funded. The Company currently owns approximately 16.4% of LightChip's outstanding equity securities (13.2% if fully diluted by the exercise of outstanding stock options).

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, ongoing and future transactions with affiliates will be on terms no less favorable than may be obtained from third parties, and any loans to affiliates will be approved by a majority of the disinterested Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied.

         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the independent public accounting firm of KPMG LLP to audit the Company's financial statements for the year ending June 30, 2002. Although it is not required to do so, the Board of Directors has submitted the selection of KPMG LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG LLP. Ratification of the appointment of KPMG LLP as our independent public accountants for fiscal 2002 will require the affirmative vote of the holders of at least a majority of the Company's outstanding shares represented in person or by proxy at the annual meeting. All of the directors and executive offices of the Company have advised the Company that they will vote their shares "FOR" the ratification of the appointment of KPMG LLP as our independent public accountants for the fiscal year 2002. OUR BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF ITS SELECTION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG LLP to audit the financial statements of the Company for the fiscal year ending June 30, 2002. KPMG LLP has served as the Company's independent public accountants since June 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Notwithstanding the selection, the Board, in its discretion, may direct appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2002 annual shareholders' meeting must be received by the Company no later than May 11, 2002, to be evaluated by the Board for inclusion in the proxy statement for that meeting. Such proposals should be addressed to the Corporate Secretary, LightPath Technologies, Inc., 3819 Osuna N.E., Albuquerque, New Mexico, 87109. If a shareholder proposal is introduced at the 2002 annual meeting of shareholders with our any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before July 27, 2002, as required by the Commission's Rule 14(a)-4(c)(1), of the intent to raise such proposal at the annual meeting of shareholders, then proxies received by the Company for the 2002 annual meeting will be voted by the persons named as such proxies in the discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other business to be considered or acted upon at the annual meeting of shareholders other than that for which notice is provided, but in the event other business as to which the Company did not have notice of prior to August 1, 2001 is properly presented at the meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

                        2001 ANNUAL REPORT ON FORM 10-KSB

     Copies of the Company's annual report included in the Form 10-KSB for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission have been included in this mailing. Additional copies may be obtained without charge upon written request to Investor Relations, LightPath Technologies, Inc., 3819 Osuna N.E., Albuquerque, New Mexico 87109.

Dated: Albuquerque, New Mexico
       September 17, 2001

                                                                      Appendix A

                          LIGHTPATH TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations. The Committee will provide an open avenue of communication with the Board of Directors, management and the external auditors. To achieve these objectives the Committee will obtain an understanding of the Company's business, operations, risks, and any other issues that may affect the financial reporting process. Except as restricted by law, the Company's Articles of Incorporation or its By-Laws, the Audit Committee shall have and may exercise all authority that is vested in the Board of Directors with respect to the Company's financial reporting, risk management, internal controls and auditing.

ORGANIZATION

     1. The Committee will consist of at least two but no more than three outside members of the Board of Directors appointed by the Chairman of the Board for a term of one year.
     2. The Committee will meet at least quarterly with management. The independent auditors, the President, or others may be invited to attend at the discretion of the Committee.
     3. The members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individuals financial sophistication.
     4. No member of the Committee shall be employed or otherwise affiliated with the Company's independent accountants.

ROLES AND RESPONSIBILITIES

     INTERNAL CONTROLS

     1. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.
     2. Understand the status of recommendations made by the external auditors and the implementation of those recommendations, as appropriate.
     3. Ensure that the independent auditors inform the Committee of fraud, illegal acts, deficiencies in internal controls and any other matters they deem appropriate.

     FINANCIAL REPORTING

     1. Review significant accounting and reporting issues and the impact of new pronouncements on the financial statements.
     2. Review issues involving management's judgment such as in the valuation of assets and liabilities.
     3. Review the annual and quarterly financial statements for completeness and consistency with particular attention to complex and unusual items.
     4. Review other information in the annual report for adequacy and consistency.
     5. Meet with management and the external auditors to review the financial statements, results of the audit and any internal control recommendations.

     COMPLIANCE WITH LAWS AND REGULATION

     1. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation and follow-up on any fraudulent acts or accounting irregularities.
     2. Review the findings on any examinations by regulatory agencies, including the Securities and Exchange Commission and the Nasdaq Stock Market.
     3. Obtain satisfaction that all regulatory compliance matters have been considered in the preparation of the financial statements.

     EXTERNAL AUDIT

     1. Inquire as to the auditors' independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.
     2. Inquire as to whether the auditors view management's choices of accounting principles as conservative, moderate, or aggressive from the perspective of income recognition, asset valuation, and liability recognition, and whether those principles reflect the majority or minority practice.
     3. Oversee the external audit coverage including engagement letters, estimated fees, and review of any non-audit services performed by the auditors.
     4. Review the proposed audit scope and approach prior to commencement of work by the auditors to ensure completeness of coverage and effective use of resources.
     5. Review the performance of the auditors and recommend their appointment or recommend a change in auditors on an annual basis.
     6. Review any serious difficulties or disputes with management encountered during the audit, as well as any other matters required to be communicated to the Audit Committee under generally accepted auditing standards.
     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence. Review such facts to determine if auditors appear to be independent in both fact and appearance.

     OTHER RESPONSIBILITIES

     1. Meet with external auditors and management in separate executive sessions, as needed to discuss any matters that the committee or these groups believe should be discussed privately.
     2. Review with legal counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements.
     3. Perform other oversight functions as requested by the full Board of Directors.
     4. The Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain legal counsel, accountants, or others to assist in the conduct of any investigation.
     5. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

REPORTING RESPONSIBILITIES

The Committee will regularly update the Board of Directors as to its activities and make recommendations for action, as it deems appropriate.


Lou Leeburg
Chairman of the Audit Committee
Updated October 6, 2000

                          LightPath Technologies, Inc.
                                 3819 Osuna N.E.
                              Albuquerque, NM 87109

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Robert Ripp and Donald Lawson, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc. (the "Company") to be held on October 17, 2001, at 11 a.m., M.S.T. at the Crowne Plaza Pyramid, 5151 San Francisco Road, NE, Albuquerque, New Mexico, 87109 and any adjournments or postponements thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to cast if personally present at indicated herein:

                  PLEASE MARK YOUR CHOICES IN BLUE OR BLACK INK

(1) Proposal No. 1: Election of Class I and II Directors:
    Nominees are Robert Ripp, Robert Bruggeworth and Dr. S. Brueck

    [ ] FOR    [ ] WITHHOLD AUTHORITY to vote for the following nominees:
                   _____________________________________________________________

(2) Proposal No. 2: Ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 30, 2002.

    [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

In his/her discretion, the proxies are authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR CLASS I AND II DIRECTORS, AND "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002. THIS PROXY ALSO DELEGATES AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Form 10-KSB of LightPath Technologies, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                   ---------------------------------------------
                                                      SIGNATURE

                                   ---------------------------------------------
                                                      SIGNATURE

                                   Dated;________________________________,  2001
                                   (When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If stockholder is a corporation please sign in full corporate name by a duly authorized officer or officers. Where stock is issued in the name of two or more persons, all such persons should sign.)